Exhibit 10.9

STANDARD FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

(PERFORMANCE)

WAUSAU PAPER CORP.

2010 STOCK INCENTIVE PLAN

Agreement made as of _________________ (the “Date of Grant”) between Wausau Paper Corp., a Wisconsin corporation with its principal place of business at Mosinee, Wisconsin (the “Corporation”), and _________________ (the “Optionee”) for the purpose of granting the Option described below under the terms of the Wausau Paper Corp. 2010 Stock Incentive Plan (the “Plan”).

1.

Grant of Option.  The Corporation hereby grants the Optionee as of the Date of Grant the Option to purchase _________ shares of the common stock of the Corporation (the “Shares”) upon the terms and conditions of the Plan, including those hereinafter stated.

2.

Purchase Price.  The Option Price shall be $_______ for each Share.

3.

Time of Exercise.

a.

Extent to Which Option is Exercisable.  This Option shall first become exercisable as of the date of the report of the Corporation’s independent auditors on the consolidated financial statements of the Corporation for the fiscal year ended December 31, ______, as to the number of shares specified below if, but only if, (1) Optionee is then employed by the Corporation in the same position as he held on the Date of Grant or a position of equal or greater responsibility with the Corporation and (2) the Corporation’s Return on Capital Employed (“ROCE”), as determined by such consolidated financial statements, equals or exceeds the corresponding Threshold ROCE specified below:

Number of Shares
As To Which Option	Threshold
Is Exercisable	ROCE

_______	At least __%, but
less than __%
_______	At least __%

For purposes of this Grant, the term “Return on Capital Employed” for the fiscal year ending December 31, ______ (the “Fiscal Year”) shall mean that percentage determined by dividing (a) the Corporation’s net earnings before interest and taxes for the Fiscal Year as determined by the Committee in its discretion, by (b) the average monthly amount (determined as of the last day of each month) of the sum of (1) the excess of the Corporation’s current assets over its current liabilities, and (2) the Corporation’s net plant, property and equipment; provided, however, that such amounts shall otherwise be determined in accordance with the meaning of such terms under generally accepted accounting principles as applied by the Corporation in its audited financial statements for the Fiscal Year.  The Committee may, in its sole discretion, change the threshold required to exercise the Option granted hereunder at any time before the conclusion of the ______ Fiscal Year in order to reflect the impact on the Corporation’s ROCE of significant acquisitions, dispositions, major mill expansions or contractions or similar extraordinary events; provided, however, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any award meeting the requirements (or an applicable exception thereto) of Sections 162(m) or 409A of the Internal Revenue Code of 1986, as amended (“Code”) or other applicable statutory provision; and (ii) in the case of a Qualified Performance-Based Grant, the Committee shall not use its discretionary authority to increase any Grant that is intended to be performance-based compensation under Code Section 162(m).  It is the intention that such discretion be applied only in extreme circumstances or in the event of the occurrence of such an event which was unanticipated as of the Date of Grant.

b.

Exercise During Optionee’s Lifetime.  This Option has been granted by reason of the Optionee’s status as a current or prospective employee and is exercisable during the Optionee’s lifetime only by him and only if this Option is exercised on or before the Expiration Date of this Option.  For purposes of this Agreement, the term “Expiration Date” of this Option means the first to occur of:

(1)

The tenth anniversary of the Date of Grant;

(2)

If the Optionee’s Termination of Service occurs because of the death of the Optionee, the first anniversary of the Optionee’s death;

(3)

If the Optionee’s Termination of Service occurs because of the Disability of the Optionee, the first anniversary of the Optionee’s Termination of Service;

(4)

If the Optionee’s Termination of Service occurs because of the Retirement of the Optionee, the second anniversary of the Optionee’s Termination of Service;

(5)

If the Optionee’s Termination of Service occurs because of a reason other than Disability, Retirement, or death, 90 days after the date of such Termination of Service; or

(6)

If the Optionee’s Termination of Service occurs because of Cause, the date of such Termination of Service;

provided, however, that notwithstanding the foregoing:  (i) in the event the Optionee incurs a Termination of Service for a reason other than for Cause during the 12-month period following a Change in Control of the Corporation, this Option shall be exercisable in accordance with the terms of Section 6.4(f)(vi) of the Plan; and (ii) Options granted to Optionee by reason of his employment shall be exercisable in accordance with the foregoing provisions of this subparagraph 3.b with respect to the later of his Termination of Service as an Employee or, if such Employee is also a Director of the Corporation, his Termination of Service as a Director.

c.

Exercise After Optionee’s Death.  In the event of Termination of Service by reason of the Optionee’s death, this Option may be exercised in whole or in part prior to the Expiration Date specified in subparagraph 3.b.(2) by his estate or his designee by will to the extent this Option was exercisable by the Optionee immediately prior to his death, but only on or before the first anniversary of the Optionee’s death.  In the event of the Optionee’s death after he had incurred a Termination of Service by reason of Disability or Retirement, this Option may be exercised in whole or in part by the Optionee’s estate or his designee by will on or before the first to occur of (i) the Expiration Date specified in subparagraph 3.b.(3) or (4), as the case may be, and (ii) the first anniversary of the Optionee’s death, but only to the extent this Option was exercisable by the Optionee immediately prior to his death.

4.

Method of Exercise.

a.

Notice of Exercise.  This Option shall be exercisable by written notice to the Secretary of the Corporation at its principal place of business at Mosinee, Wisconsin.  Such notice shall be in substantially the form set forth as Form 1 attached to this Agreement and shall state the exact number of Shares as to which this Option is being exercised and shall be signed by the person or persons exercising this Option.  The date of exercise shall be the date such written notice and payment in a manner provided in subparagraph 4(c) have been delivered to the Secretary of the Corporation either in person or by depositing said notice and payment of the purchase price in the United States mail, postage prepaid and addressed to the Secretary of the Corporation at the Corporation’s home business office.

b.

Minimum Number of Shares.  This Option may be exercised in whole or in part, but cannot be exercised with respect to any fractional Shares.

c.

Payment for Shares.  A notice of exercise shall be accompanied by payment of the full purchase price of such Shares (plus minimum required tax withholding, if any) by:

(1)

Tendering cash (in the form of a check or otherwise) in such amount;

(2)

Except as otherwise provided by the Committee prior to exercise of this Option, tendering Shares, by delivery of certificates or by attestation, with a Fair Market Value on the date of exercise equal to such amount; or

(3)

Delivering irrevocable instructions to a broker to promptly deliver to the Corporation the sale or loan proceeds equal to such amount, along with documentation from such broker guaranteeing such payment;

provided, however, that the payment option otherwise provided in subparagraph 4(c)(ii) shall be void during any period in which the Corporation is, in the opinion of its executive officers or legal counsel, prohibited from purchasing or acquiring its common stock.

d.

Delivery of Shares.  The Corporation shall deliver a certificate or certificates representing Shares attributable to an exercise of this Option as soon as practicable after the notice of exercise and payment shall have been received.  The certificate or certificates for the Shares as to which this Option shall have been exercised shall be registered in the name of the person or persons exercising this Option and shall be delivered as provided above to the person or persons exercising this Option.  The Corporation shall not be obligated to deliver any certificates prior to the fulfillment by it of any listing obligations with respect to the Shares on any exchange or over-the-counter market or the registration or qualification of the Shares under any federal or state securities laws which the Corporation deems advisable.

5.

Adjustment Upon Changes in Capitalization.  If the Common Stock is changed into a greater or lesser number of shares as a result of a stock dividend, stock split-up, or combination of Shares, then the number of Shares subject to this Option and the Option Price shall be proportionately increased or decreased to give effect to the change as provided for in Section 3.4 of the Plan.  In the event of any other change in the Common Stock or change in the capitalization of the Corporation, the Committee may make such changes in the terms of this Option as provided for in Section 3.5 of the Plan.

6.

Non-Transferability of Option.  This Option may be exercised only by the Optionee or, if the Optionee dies, by the personal representative or designee under the Optionee’s will or by the Optionee’s estate, as the case may be.  Except as otherwise provided in the preceding sentence, this Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon this Option, shall be null and void and without effect.

7.

Shares as Investment.  If not registered by the Corporation under the Securities Act of 1933 (the “Act”), the Shares acquired pursuant to the exercise of this Option, will be “restricted” stock which will not be freely transferable by the holder after exercise of this Option.  The Optionee and any successor in interest of the Optionee accordingly represents and acknowledges, as a condition of the granting of this Option, that (a) Shares which are unregistered under the Act will be acquired for the Optionee’s (or his successor’s) own account for investment only and not with a view to offer for sale or for sale in connection with the distribution or transfer thereof and (b) that the certificates representing Shares purchased pursuant to this Option which have not been registered pursuant to the Act will bear a legend as to such restrictions on transfer.

8.

Employment.  This Agreement does not constitute a contract of employment between the Corporation or any subsidiary of the Corporation and the Optionee and it shall not affect the right of the Corporation or any present or future subsidiary of the Corporation to terminate the employment of the Optionee, with or without cause, at any time.

9.

Construction and Definitions.  This Agreement is subject to and shall be construed in accordance with the terms of the Plan which are explicitly made applicable to this Agreement and incorporated by this reference.  Unless otherwise defined, all terms used in this Agreement, when capitalized, have the same meaning as such terms are defined in the Plan and each such definition is hereby incorporated by this reference.  In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

10.

Governing Law.  This Agreement shall be governed by the internal laws of the State of Wisconsin without reference to the principles of conflicts of law.

11.

Binding Effect.  This Option incorporates by reference all the terms, conditions and limitations set forth in the Plan, and this Agreement shall be binding upon and inure to the benefit of the Corporation and the Optionee and their successors.

12.

Electronic Delivery.  By executing this Agreement, the Optionee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) regarding the Corporation and its Subsidiaries, the Plan, and the Option, via the Corporation’s web site or other electronic delivery.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its officer, thereunto duly authorized, and the Optionee has acknowledged his acceptance of this Option in accordance with the terms of this Agreement and the Plan, all as of the Date of Grant.

OPTIONEE:

WAUSAU PAPER CORP.

______________________________

By:  ________________________________

______________________________

______________________________

As its _________________________

WAUSAU PAPER CORP.

2010 STOCK INCENTIVE PLAN

NOTICE OF INTENT TO EXERCISE STOCK OPTION

The undersigned Optionee hereby exercises the Option to purchase shares of common stock of Wausau Paper Corp. under the Corporation’s 2010 Stock Incentive Plan as follows:

Date of Grant:

__________________, _____

Type of Option:

Non-qualified Stock Option

Number of Shares:

____________ (whole shares only)

Option Price:

$___________ per Share

Income Tax Due:

$___________

(Optionee is required to make a cash payment or to direct the Corporation to withhold shares having a fair market value equal to the amount of withholding required.)

Total Amount Due:

$___________

Method of Payment:

Indicate the method or methods by which payment will be made:

☐

Check

☐

Surrender of Common Stock

No. of Shares surrendered:_____________    ☐ by delivery    ☐ by attestation

(Shares must have been purchased on the open market and held for at least 6 months.  If surrendering shares by attestation, attach statement specifying the stock certificates representing shares which are to be treated as exchanged.  Statement should be signed by Optionee or, if held in street name, by broker.)

☐

Cashless exercise and sale or loan by broker (attach copy of broker sale or loan agreement)  By checking this box, the Optionee certifies that no shares to be sold will violate any Corporation policies on insider trading.

Date:

_______________, 20__.

Optionee Name:   _______________________

Signature:__________________________

Social Security No.   ____________________

Address: Street: _______________________________________________________________

   City:   _____________________________    State: ____     Zip: _________________